Exhibit 99.1

Lexaria Featured on Television

Kelowna, BC / May 18, 2017 / Lexaria Bioscience Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company” or “Lexaria”) is one of five companies featured on a special BTV episode exploring burgeoning cannabis enterprises.

Lexaria’s patented technology is showcased amongst leading Canadian cannabis companies and will be aired on the following schedule:

CANADA:
BNN and Bell Express Vu
Saturday May 20 @ 5:00pm PST
Sunday May 21 @ 6:30pm PST

Air Canada: TV seatback Business Channel

U.S.:
Biz Television Network
Sunday May 28 @ 10:00pm & 4:30pm PST,
Saturday June 3 @ 9:00pm PST

The half-hour program is also available online at BTV. You can click to watch the Full Episode.

Lexaria has 18 patents pending and patent applications filed in more than 40 countries worldwide.

About Lexaria

Lexaria Bioscience Corp. is a food biosciences company with a proprietary technology for improved delivery of bioactive compounds. The Company’s lipophilic enhancement technology has been shown to enhance the bioavailability of orally ingested cannabinoids, while also improving taste. This technology promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery. The Company’s technology is patent-protected for cannabidiol (CBD) and all other non-psychoactive cannabinoids, and patent-pending for Tetrahydrocannabinol (THC), other psychoactive cannabinoids, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. There is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; that the expected studies will be carried out with NRC as expected; or that results from any studies will be favorable or in any way support future business activities of any kind. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.